UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2025

TERRITORIAL BANCORP INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34403	26-4674701
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

1003 Bishop Street, Pauahi Tower Suite 500, Honolulu, Hawaii		96813
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (808) 946-1400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TBNK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Matters
As previously announced, on April 26, 2024, Hope Bancorp, Inc., a Delaware corporation (“Hope”), and Territorial Bancorp Inc., a Maryland corporation (“Territorial”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Territorial will merge with and into Hope, with Hope continuing as the surviving entity (the “Merger”). Following the Merger, Territorial Savings Bank, a wholly owned subsidiary of Territorial, will merge with and into Bank of Hope, a wholly owned subsidiary of Hope, with Bank of Hope continuing as the surviving bank (the “Bank Merger”).
On March 3, 2025, Hope and Territorial issued a joint press release announcing receipt of all required regulatory approvals for the Merger and the Bank Merger. Completion of the Merger and the Bank Merger remain subject to the satisfaction of customary closing conditions set forth in the Merger Agreement.
A copy of the joint press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits.

Exhibit No.	Description

99	Joint Press Release dated March 3, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Territorial Bancorp Inc.
DATE: March 5, 2025	By:	/s/ Melvin M. Miyamoto
Melvin M. Miyamoto, Executive Vice President and Chief Financial Officer